Exhibit 10.22

Execution Version

INVESTMENT AND DIRECTOR COMPENSATION AGREEMENT

THIS INVESTMENT AND DIRECTOR COMPENSATION AGREEMENT (this “Agreement”) is made as of January 8, 2020 by and among Maravai Life Sciences Holdings, LLC, a Delaware limited liability company (the “Company”), Gregory T. Lucier (“Director”) and RiverRoad Capital Partners, LLC, a Delaware limited liability company (“RiverRoad” and, together with Director, the “Director Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Section 8 of this Agreement, or if not defined herein, the meanings in the LLC Agreement.

The Company and the Director Parties desire to enter into an agreement pursuant to which, the Company will issue to certain of the Director Parties 12,000 of the Company’s Series 9 Incentive Units which will constitute Common Units treated as “Incentive Units” under the LLC Agreement (the “Incentive Units” and referred to herein as the “Director Securities”).

The Company and the Director Parties mutually desire to enter into an agreement containing the terms and conditions pursuant to which Director will serve as member of the board of managers of the Company (the “Board”).

Certain provisions of this Agreement are intended for the benefit of, and are enforceable by, the Investors.

The parties hereto intend that the Incentive Units will have a $0.00 liquidation value as of the date of this Agreement so that the grant of the Incentive Units to the Director Parties will not result in taxable income to the Director Parties as of the date of grant under the Code.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

PROVISIONS RELATING TO DIRECTOR SECURITIES

1.	Issuance of Director Securities.

(a)      Incentive Units. Upon execution of this Agreement (the “Closing”), the Company will grant to RiverRoad, on behalf of Director, 12,000 of the Company’s Incentive Units at no cost per Unit. Such Incentive Units shall be Series 9 Incentive Units and shall be subject to the vesting requirements described herein. Each Incentive Unit shall have an initial Capital Contribution for such Incentive Unit equal to zero and an initial Participation Threshold of $54.95. The Participation Threshold with respect to each Incentive Unit is subject to adjustment from time to time as set forth in the LLC Agreement. The Company will deliver to the applicable Director Party a copy of the certificate(s) representing such Incentive Units, and RiverRoad will deliver to the Company (x) an executed counterpart signature page to each of the Securityholders Agreement and the Registration Rights Agreement as an “Other Securityholder” thereunder, and (y) an executed counterpart signature page to the LLC Agreement (clauses (x) and (y) collectively, the “Transaction Documents”). The Incentive Units are Common Units.

(b)      83(b) Election. Within 30 days after the acquisition of the Incentive Units at the Closing, Director will make an effective election (an “83(b) Election”) with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

(c)      Certificates. Until released upon the occurrence of a Sale of the Company, all certificates evidencing the Incentive Units shall be held, subject to the other terms of this Agreement and the Securityholders Agreement, by the Company for the benefit of Director and the other holder(s) of the Incentive Units. Upon the occurrence of a Sale of the Company, subject to the provisions of the LLC Agreement (including Section 12.1 thereof), the Company will return all certificates in its possession evidencing the Incentive Units to the record holders thereof or, subject to Section 1(g), to the appropriate acquirer thereof.

(d)      Regulation D; Rule 701. The issuance of the Incentive Units to Director hereunder is intended to be exempt from registration under the Securities Act pursuant to Regulation D or Rule 701 hereunder.

(e)      Representations and Warranties. In connection with the transactions contemplated by Section 1 above, Director and RiverRoad jointly and severally represent and warrant to the Company that:

(i)      the Director Parties possesses all requisite capacity, power and authority to enter into and perform the Director Parties’ obligations under this Agreement;

(ii)      this Agreement constitutes the legal, valid and binding obligation of the Director Parties, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Director Parties does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which either of the Director Parties is a party or any judgment, order or decree to which a Director Party is subject;

(iii)      except as set forth on Exhibit B attached hereto, Director is neither party to, nor bound by, any other employment agreement, consulting agreement, non-compete agreement, non-solicitation agreement or confidentiality agreement or any other agreement which could impair or interfere with Director’s obligations hereunder;

(iv)      the Director Parties hereby acknowledge and agree that (A) there is no current public market for the Director Securities, none is expected to develop and the Director Securities are subject to substantial restrictions on transferability, and (B) as a result of such matters and other factors, the Director Securities are difficult to value;

(v)      the Director Securities to be acquired by RiverRoad pursuant to this Agreement will be acquired for RiverRoad’s own account, on behalf of Director, and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Director Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(vi)      each of the Director Parties is able to bear the economic risk of such Director Party’s investment in the Director Securities for an indefinite period of time because the Director Securities have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on Transfer set forth herein and in the LLC Agreement, and, therefore, cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws, or an exemption from such registration is available, and in compliance with such restrictions on Transfer;

(vii)     each of the Director Parties has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Transaction Documents (in particular, with respect to the distribution provisions set forth in the LLC Agreement) and the offering of Director Securities and has had full and free access and opportunity to inspect, review, examine and inquire about all financial and other information concerning the Company as such Director Party has requested;

(viii)    each Director Party understands and agrees that (A) the investment in the Company involves a high degree of risk, (B) in the future the Director Securities may significantly increase or decrease in value, and (C) no guarantees or representations have been made or can be made with respect to the future value of the Director Securities or the future profitability or success of the Company;

(ix)      each Director Party acknowledges and agrees that (A) the Company and its Subsidiaries may incur in the future a substantial amount of senior or other indebtedness and (B) there may be additional issuances of Common Units or other Equity Securities after the date hereof and the equity interests of Director may be diluted in connection with any such issuance, subject to the terms of the LLC Agreement and the Securityholders Agreement;

(x)      each Director Party has had an opportunity to consult such Director Party’s own tax counsel as to the U.S. federal, state, local and foreign tax consequences of the transactions contemplated by the Transaction Documents and independent legal counsel regarding such Director Party’s rights and obligations under the Transaction Documents and fully understands the terms and conditions contained herein and therein. Neither Director Party is relying on the Company or any of its or its Subsidiaries’ or Affiliates’ employees, agents or representatives with respect to the legal, tax, economic, and related considerations of an investment in the Director Securities;

(xi)      each of the Director Parties is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission and is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Director Securities;

(xii)    Director is a resident of the State set forth in Director’s address for notices in Section 9 hereof; and

(xiii)   RiverRoad is a Delaware limited liability company owned and controlled by Director.

(f)      Director Parties Acknowledgment. As an inducement to the Company to issue the Director Securities to the applicable Director Party, and as a condition thereto, the Director Parties acknowledge and agree that neither the issuance of the Director Securities to such Director Party nor any provision contained in this Agreement shall entitle Director to remain a director of the Company or its Subsidiaries or affect the right of the Company or its Subsidiaries to terminate Director’s service to the Company at any time for any reason.

(g)      Security Powers. Concurrently with the execution of this Agreement, RiverRoad shall execute in blank ten security transfer powers in the form of Exhibit C attached hereto (the “Security Powers”) with respect to the Director Securities and shall deliver such Security Powers to the Company. The Security Powers shall authorize the Company to assign, Transfer and deliver the Director Securities to the appropriate acquirer thereof pursuant to Section 3 below or Section 8.2 of the LLC Agreement and under no other circumstances.

(h)      Spousal Consent. Concurrently with the execution of this Agreement, if Director is lawfully married, Director’s spouse shall execute the Consent in the form of Exhibit D attached hereto.

(i)      Certain Covenants. Each Director Party acknowledges that such Director Party has not breached, and that such Director Party will continue to fully comply with, the covenants referenced on Exhibit B attached hereto and set forth in Exhibit E attached hereto.

2.	Vesting of Incentive Units.

(a)      The Incentive Units shall be subject to vesting in the manner specified in this Section 2. Except as otherwise provided in this Section 2, the Incentive Units shall vest 20% on each of the first five anniversaries of the Reference Date (such that the Incentive Units shall become 100% vested on the fifth anniversary of the Reference Date), if as of each such date Director is, and since the Closing continuously has been, a member of the Board.

(b)      Sale of the Company. Upon the occurrence of a Sale of the Company, all Incentive Units which have not yet become vested shall become vested as of the date of consummation of such Sale of the Company, if, as of such date, Director has been continuously member of the Board from the Reference Date through and including such date, subject to the provisions of this Section 2(b).

(c)      All Incentive Units which have become vested hereunder, if any, are collectively referred to herein as the “Vested Incentive Units.” All Incentive Units which have not become vested hereunder, if any, are collectively referred to herein as the “Unvested Incentive Units.”

3.	Forfeiture and Repurchase Option.

(a)      Forfeiture; Repurchase Option. In the event of a Separation, (i) all Unvested Incentive Units (whether held by any Director Party or one or more of their respective transferees, other than the Company and the Investors) automatically (without any action by such Director Party or any of their transferees) will be forfeited to the Company and deemed canceled and no longer outstanding without any payment therefor, and (ii) all Vested Incentive Units (whether held by any Director Party or one or more of their respective transferees, other than the Company and the Investors) will be subject to a right of repurchase by the Company and the Investors pursuant to the terms and conditions in this Section 3 (the “Repurchase Option”). The Company may assign its repurchase rights set forth in this Section 3 to any Person; provided that if there is a Subsidiary Public Offering and the securities of such Subsidiary are distributed to the members of the Company, then such Subsidiary will be treated as the Company for purposes of this Section 3 with respect to any repurchase of the securities of such Subsidiary.

(b)      Purchase Price. In the event of a Separation, the purchase price for each Vested Incentive Unit will be the Fair Market Value of such Unit. The Fair Market Value of any Unit for purposes of this Section 3 shall be the Fair Market Value of such Unit as of the first date of delivery of the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, pursuant to Section 3(c) or Section 3(d).

(c)      Repurchase Notice. The Company may elect to purchase all or any portion of the Vested Incentive Units pursuant to this Section 3 by delivering written notice (the “Repurchase Notice”) to the holder or holders of such securities within seven (7) months after the Separation. The Repurchase Notice will set forth the number of Vested Incentive Units to be acquired from each holder, the aggregate consideration to be paid for such Units and the time and place for the closing of the transaction.

(d)      Supplemental Repurchase Notice. If for any reason the Company does not elect to purchase all of the Vested Incentive Units pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Vested Incentive Units which the Company has not elected to purchase (the “Available Securities”). As soon as practicable after the Company has determined that there will be Available Securities, but in any event before the date that is six (6) months and one day after the Separation, the Company shall give written notice (the “Option Notice”) to the Investors setting forth the number of Available Securities and the purchase price for the Available Securities. The Investors may elect to purchase any or all of the Available Securities by giving written notice to the Company within seven (7) months after the Separation. If the Investors elect to purchase an aggregate number of any class of Available Securities greater than the number of Available Securities of such class, the Available Securities of such class shall be allocated among the Investors based upon the number of Units of such class owned by each Investor. As soon as practicable, and in any event within ten (10) days after the expiration of the seven (7)-month period set forth above, the Company shall notify each holder of Director Securities as to the number of Units of each class being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Director Securities, the Company shall also deliver written notice to each Investor setting forth the number of Units of each class such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

(e)      Closing of Repurchase. The closing of the purchase of the Vested Incentive Units pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one (1) month nor less than five (5) days after the delivery of the later of either such notice to be delivered. The Company will pay for the Vested Incentive Units to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by any Director Party to the Company or any of its Subsidiaries, and will pay the remainder of the purchase price by, at its option, (i) a check or wire transfer of funds, (ii) the issuance of a subordinated promissory note of the Company or a Subsidiary of the Company payable in up to three (3) annual installments beginning on the first anniversary of the closing of such repurchase and bearing interest (payable quarterly) at a per annum rate equal to eight percent (8%), (iii) the issuance in exchange for such securities of a number of a new class or series of Units or other Company Equity Securities that are senior to the other existing Units and bearing a yield of eight percent (8%) per annum, compounded quarterly, or (iv) any combination of (i), (ii) and (iii) as the Board may elect in its discretion. Each Investor will pay for the Vested Incentive Units purchased by it by a check or wire transfer of funds. The Company and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed. Notwithstanding the foregoing, the Company may, at its option, effect repurchases as contemplated by Section 4.6 of the LLC Agreement.

(f)      Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Director Securities by the Company pursuant to the Repurchase Option and all payments of principal and interest on any promissory note issued pursuant to Section 3(e)(ii) shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act, the Delaware General Corporation Law or such other governing corporate or limited liability company law, and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit (i) the repurchase of Vested Incentive Units hereunder which the Company is otherwise entitled or required to make, (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases or (iii) the payment of principal or interest required to be paid on any promissory note issued pursuant to Section 3(e)(ii), then the Company (or the corporate successor to the Company, if applicable) may make such repurchases and may pay amounts due on such note as soon as it is permitted to make repurchases, pay such amounts or receive funds from Subsidiaries under such restrictions.

(g)      Revocation. If the Fair Market Value of the Vested Incentive Units is finally determined to be an amount at least ten percent (10)% greater than the per Unit repurchase price for such Unit of Vested Incentive Units in the Repurchase Notice or in the Supplemental Repurchase Notice, each of the Company and the Investors shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Vested Incentive Units elected to be repurchased by it by delivering notice of such revocation in writing to the holders of the Vested Incentive Units during the thirty (30)-day period beginning on the date that the Company and/or the Investors are given written notice that the Fair Market Value of a Unit of the Vested Incentive Units was finally determined to be an amount at least ten percent (10)% greater than the per Unit repurchase price for the Vested Incentive Units set forth in the Repurchase Notice or in the Supplemental Repurchase Notice.

(h)      Certificates. Promptly upon the forfeiture of any Units pursuant to this Section 3 (whether held by any Director Party or one or more of their respective transferees, other than the Company and the Investors), the Director Parties and their respective transferees shall return the certificates, if any, evidencing such Units to the Company and the Company shall mark as canceled all such certificates evidencing such forfeited Units.

(i)      Termination. The provisions of this Section 3 will terminate with respect to all Director Securities upon the consummation of a Sale of the Company.

4.	Restrictions on Transfer of Director Securities.

(a)      Transfers in a Public Sale. In addition to the restrictions on transfer set forth in the LLC Agreement, the Registration Rights Agreement and any agreement executed pursuant thereto, a holder of Director Securities may only sell Common Stock in a Public Sale if such Common Stock is vested and to the extent that, before and after giving effect to such sale, the Director Cumulative Sale Percentage would be equal to or less than the Investor Cumulative Sale Percentage. Except as set forth in the prior sentence, the Director Securities may not be Transferred in a Public Sale.

(b)      Legend. In addition to the legend(s) required by the LLC Agreement, each certificate evidencing the Director Securities and each certificate issued in exchange for or upon the Transfer of any Director Securities (if such securities remain Director Securities as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, CERTAIN FORFEITURE PROVISIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN INVESTMENT AND DIRECTOR COMPENSATION SECURITIES AGREEMENT BETWEEN THE COMPANY AND AN DIRECTOR OF THE COMPANY AND OTHER PARTIES, DATED AS OF JANUARY 8, 2020, AS AMENDED. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

The Company shall imprint such legend on certificates evidencing Director Securities outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Director Securities.

5.	Board of Managers.

(a)      Service. Director agrees to serve on the Board for the period (the “Board Period”) commencing as of the Reference date and ending upon his separation pursuant to Section 5(c) hereof (a “Separation”).

(b)      Director Compensation. Commencing on the Reference Date and continuing until the cessation of the Board Period, in consideration for Director’s service as a member of the Board, Director will be paid director fees in the aggregate amount of $10,000.00 per Board meeting attended (as reduced in accordance with this Section 5(b) (as applicable), the “Director Fees”); provided that, for any Board meeting that Director attends telephonically and not in person, the Company will only be required to pay $5,000.00 in Director Fees to Director for such Board Meeting. The Company or its designee will reimburse Director for all reasonable out-of-pocket travel expenses incurred in connection with Director’s attendance at meetings of the Board, in accordance with the Company’s expense reimbursement policy in effect from time to time.

(c)      Separation. The Board Period will continue until (i) Director resigns from the Board, (ii) Director’s death or disability or (iii) the Board or any Investor removes Director from the Board.

6.	Confidential Information.

(a)      Obligation to Maintain Confidentiality. Director acknowledges that the information, observations and data (including trade secrets) obtained by him during the course of his directorship with the Company and its Subsidiaries concerning the business or affairs of the Company and its Subsidiaries and Affiliates (“Confidential Information”) are the property of the Company or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s and its Subsidiaries’ business or industry of which Director becomes aware during the Board Period. Therefore, Director agrees that he will not disclose to any unauthorized Person or use for his own account any Confidential Information without the Board’s written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of Director’s acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order. Director shall deliver to the Company at a Separation, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company and its Subsidiaries and Affiliates (including all acquisition prospects, lists and contact information) which he may then possess or have under his control.

(b)      Third Party Information. Director understands that the Company and its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its respective Subsidiaries and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Board Period and thereafter, and without in any way limiting the provisions of Section 6(a) above, Director will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its Subsidiaries and Affiliates who need to know such information in connection with their work for the Company or its Subsidiaries and Affiliates) or use, except in connection with his work as a director for the Company or its Subsidiaries and Affiliates, Third Party Information unless expressly authorized by a member of the Board (other than Director) in writing.

(c)      Use of Information of Prior Employers. During the Board Period, Director will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Director has an obligation of confidentiality, and will not bring onto the premises of the Company or any of its Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Director has an obligation of confidentiality unless consented to in writing by the former employer or Person. Director will use in the performance of his duties only information which is (i) generally known and used by persons with training and experience comparable to Director’s and which is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company or any of its Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Director has an obligation of confidentiality, approved for such use in writing by such former employer or Person. In furtherance of the foregoing, concurrently with the execution of this Agreement, Director shall execute and deliver to the Company a certificate in the form of Exhibit E attached hereto.

7.       Nonsolicitation. Director acknowledges that during the Board Period Director will become familiar with the Company’s and its Subsidiaries’ trade secrets and with other confidential information concerning the Company and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company and such Subsidiaries. Therefore, Director agrees that:

(a)      Nonsolicitation. During the Board Period and the one (1)-year period immediately following the Board Period (such period, together with the Board Period, is referred to herein as the “Restricted Period”), Director shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof or (ii) hire any employee of the Company or any of its Subsidiaries or hire any former employee of the Company or any of its Subsidiaries within one year after such person ceased to be an employee of the Company or any of its Subsidiaries; provided, that the foregoing shall not restrict Director from (A) engaging in general solicitation efforts not specifically targeted at any such employee, or (B) hiring any employee of the Company or such Subsidiary who responds to any such regular solicitation effort without any other inducement to leave the employ of the Company or any of its Subsidiaries.

(b)      Enforcement. If, at the time of enforcement of Section 6 or this Section 7, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Director’s services are unique and because Director has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its Subsidiaries and/or its successors or assigns may, in addition to other rights and remedies existing in their favor, subject to Section 10(g), apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In the event that Director breaches any provision of this Section 7, then the Restricted Period shall be extended for a period of time equal to the period of time during which such breach occurred and, in the event that the Company or any of its Subsidiaries is required to seek relief from such breach in any court, then the Restricted Period shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

(c)      Additional Acknowledgments. Director acknowledges that the provisions of this Section 7 are in consideration of: (i) board membership with the Company, (ii) the issuance of the Director Securities and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Director agrees and acknowledges that the restrictions contained in Section 6 and this Section 7 do not preclude Director from earning a livelihood, nor do they unreasonably impose limitations on Director’s ability to earn a living. In addition, Director acknowledges (x) that the business of the Company and its Subsidiaries will be conducted throughout the United States and other jurisdictions where the Company or any of its Subsidiaries conduct business during the Board Period, and (y) notwithstanding the state of organization or principal office of the Company or any of its Subsidiaries, or any of its respective executives or employees, it is expected that the Company and its Subsidiaries will have business activities and have valuable business relationships within its industry throughout the United States and other jurisdictions where the Company or any of its Subsidiaries conduct business during the Board Period. Director agrees and acknowledges that the potential harm to the Company and its Subsidiaries of the non-enforcement of any provision of Section 6 or this Section 7 outweighs any potential harm to Director of its enforcement by injunction or otherwise. The covenants contained in each of Sections 6(a), 6(b), 6(c) and 7(a) may be enforced independently and without any one or more of such sections limiting the provisions of any one or more of the other of such sections. Director acknowledges that he has carefully read this Agreement and consulted with legal counsel of his choosing regarding its contents, has given careful consideration to the restraints imposed upon Director by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company or any of its Subsidiaries now existing or to be developed in the future. Director expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

(d)      Additional Covenants. Each Director Party shall cause each of the other Director Parties to fully and faithfully comply with all provisions of this Agreement, the Transaction Documents and any other agreement which any Director Party and the Company or the Investors may enter into from time to time. Each Director Party hereby acknowledges and agrees that a breach by any Director Party of this Agreement, the Transaction Documents and any other agreement which any Director Party and the Company or the Investors may enter into from time to time shall be deemed to be a breach of all other Director Parties thereunder and each Director Party shall be jointly and severally liable with respect to all such breaches. Each Director Party shall cause the representations and warranties set forth in Section 1(e) to be true and correct for so long as such Director Party holds any Director Securities.

GENERAL PROVISIONS

8.         Definitions.

“Board” means the Company’s board of managers.

“Common Stock” means, collectively, (a) following the organization of a corporation and reorganization or recapitalization of the Company into such corporation as provided in Section 12.1 of the LLC Agreement, the common equity securities of such corporation and any other class or series of authorized capital stock of such corporation that is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of such corporation, and (b) any common stock of a Subsidiary of either the Company or such corporation distributed by the Company or such corporation to its unitholders or shareholders, as applicable.

“Director Cumulative Sale Percentage” means, on any date of determination, a percentage equal to the quotient of (a) the aggregate number of shares of Common Stock sold by the Director Parties and/or the Director Parties’ Permitted Transferees in Public Sales from and including the consummation of the Company’s initial Public Offering and to and including such date, divided by (b) the aggregate number of shares of Common Stock held by the Director Parties and the Director Parties’ Permitted Transferees upon the consummation of the Company’s initial Public Offering.

“Director Securities” means all Common Units (including all Incentive Units) at any time held or acquired by a Director Party. Director Securities will continue to be Director Securities in the hands of any holder other than a Director Party (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Director Securities will succeed to all rights and obligations attributable to a Director Party as a holder of Director Securities hereunder. Director Securities will also include equity of the Company (or a corporate successor to the Company or a Subsidiary of the Company) issued with respect to Director Securities (a) by way of a Unit split, Unit distribution, conversion, or other recapitalization, (b) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering or (c) by way of a distribution of securities of a Subsidiary of the Company to the members of the Company following or with respect to a Subsidiary Public Offering. Notwithstanding the foregoing, all Unvested Incentive Units shall remain Unvested Incentive Units after any Transfer thereof (other than to the Company or any of the Investors).

“Fair Market Value” of each Unit of Director Securities means the average of the closing prices of the sales of such Director Securities on all securities exchanges on which such Director Securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Director Securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such Director Securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over the counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Director Securities are not listed on any securities exchange or quoted in the NASDAQ System or the over the counter market, the Fair Market Value will be the fair value of such Director Securities as determined in good faith by the Board (other than Director) in accordance with the provisions of Section 11.2(a)(ii) and 11.2(b) of the LLC Agreement. If Director disagrees with such determination, Director shall deliver to the Board a written notice of objection within ten (10) days after delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within ten (10) days after delivery of the Supplemental Repurchase Notice). Upon receipt of Director’s written notice of objection, the Board and Director will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 30 days after the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within 30 days after the delivery of the Supplemental Repurchase Notice), Fair Market Value shall be determined by an appraiser applying the provisions of Sections 11.2(a)(ii) and 11.2(b) of the LLC Agreement. The appraiser will be jointly selected by the Board (other than Director) and Director, which appraiser shall submit to the Board and Director a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 30 days after delivery of the Repurchase Notice or the Supplemental Repurchase Notice, within seven (7) days, each party shall submit the names of one nationally recognized firm that is engaged in the business of valuing nonpublic securities, and such firms shall jointly select an appraiser. The expenses of such appraiser shall be borne by Director unless the appraiser’s valuation is more than 10% greater than the amount determined by the Board (other than Director), in which case the expenses of the appraiser shall be borne by the Company. The determination of such appraiser as to Fair Market Value shall be final and binding upon all parties.

“Investor Cumulative Sale Percentage” means, on any date of determination, a percentage equal to the quotient of (a) the aggregate number of shares of Common Stock sold by the Investors in Public Sales from and including the consummation of the Company’s initial Public Offering and to and including such date, divided by (b) the aggregate number of shares of Common Stock held by the Investors upon the consummation of the Company’s initial Public Offering.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 5, 2016, as amended or modified from time to time in accordance with its terms.

“Reference Date” means January 8, 2020.

“Securityholders Agreement” means the Amended and Restated Securityholders Agreement, dated as of April 5, 2016, by and among the Company and the other parties signatories thereto as amended or modified from time to time in accordance with its terms.

9.       Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) telecopied or e-mailed to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied or e-mailed before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to Company:

Maravai Life Sciences Holdings, LLC c/o GTCR Management LLC 300 North LaSalle Street
Chicago, Illinois 60654
Facsimile: (312) 382-2201
Attention: Chief Executive Officer with copies to:

GTCR Management LLC 300 North LaSalle Street
Chicago, Illinois 60654
Facsimile: (312) 382-2201
Attention: Constantine S. Mihas
Sean L. Cunningham
Benjamin J. Daverman

Kirkland & Ellis LLP 300 North LaSalle Street
Chicago, Illinois 60654
Facsimile: (312) 862-2200
Attention: Sanford E. Perl, P.C.
Michael H. Weed, P.C.

If to Director:

Gregory T. Lucier
Email:

If to the Investors:

GTCR Management LLC 300 North LaSalle Street
Chicago, Illinois 60654
Facsimile: (312) 382-2201
Attention: Constantine S. Mihas
Sean L. Cunningham

Benjamin J. Daverman

with copies to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Facsimile: (312) 862-2200
Attention: Sanford E. Perl, P.C.
Michael H. Weed, P.C.

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

10.	General Provisions.

(a)      Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Director Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Director Securities as the owner of such equity for any purpose.

(b)      Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)      Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way; provided, that nothing herein modifies, waives, terminates, supersedes or restates the Investment Agreement, dated as of October 26, 2016, by and between the Company and RiverRoad, as amended.

(d)      Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The use of the words “or,” “either,” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this

Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(e)      Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(f)      Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Director Parties, the Company, the Investors and their respective successors and assigns (including subsequent holders of Director Securities); provided that the rights and obligations of the Director Parties under this Agreement shall not be assigned or delegated except for the assignment and delegation of a Director Party’s rights and obligations hereunder as a holder of Director Securities in connection with a permitted Transfer of Director Securities hereunder and under the other Transaction Documents.

(g)      Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)      Jurisdiction; Venue; Service of Process. Each party hereto agrees that it shall bring any action between the parties hereto arising out of or related to this Agreement in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), and, solely with respect to any such action (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (d) agrees that service of any process, summons, notice or document pursuant to Section 10 shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

(i)      MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS

AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

(j)      Director’s Cooperation. During the Board Period and thereafter, the Director Parties shall cooperate with the Company and its Subsidiaries and Affiliates in any disputes with third parties, internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including Director being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into a Director Parties’ possession, all at times and on schedules that are reasonably consistent with Director’s other permitted activities and commitments). In the event the Company requires a Director Parties’ cooperation in accordance with this paragraph after the Board Period, the Company shall reimburse such Director Party for reasonable travel expenses (including lodging and meals, upon submission of receipts).

(k)      Remedies. Each of the parties to this Agreement (and each of the Investors as third party beneficiaries) shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion, but subject to Section 10(h), apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(l)      Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Director and the Majority Holders (as defined in the GTCR Unit Purchase Agreement). No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. The waiver by any party of a breach of any covenant, duty, agreement, or condition of this Agreement of any other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

(m)      Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(n)      Indemnification and Reimbursement of Payments on Behalf of Director. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Director (including withholding shares or other equity securities in the case of issuances of equity by the Company or any of its Subsidiaries) any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Director’s compensation or other payments from the Company or any of its Subsidiaries or a Director Party’s ownership interest in the Company, including wages, bonuses, distributions, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event any such deductions or withholdings are not made, Director shall indemnify the Company or any of its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

(o)      Termination. This Agreement (except for the provisions of Section 5) shall survive a Separation and shall remain in full force and effect after such Separation.

(p)      Adjustments of Numbers. All numbers set forth herein that refer to Unit prices or amounts will be appropriately adjusted to reflect Unit splits, Unit distributions, combinations of Units and other recapitalizations affecting the subject class of equity.

(q)      Deemed Transfer of Director Securities. If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Director Securities to be repurchased, in each case, in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such Units are to be repurchased shall no longer have any rights as a holder of such Units (other than the right to receive payment of such consideration in accordance with this Agreement), and such Units shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such Units, whether or not the certificates therefor have been delivered as required by this Agreement.

(r)      No Pledge or Security Interest. The purpose of the Company’s retention of the Director Parties’ certificates and executed security powers is solely to facilitate the provisions set forth in Section 3 herein and Section 8.2 of the LLC Agreement and does not by itself constitute a pledge by any Director Party of, or the granting of a security interest in, the underlying equity.

(s)      Rights Granted to the Investors and their Affiliates. Any rights granted to any of the Investors or any of their respective Affiliates hereunder may also be exercised (in whole or in part) by their designees.

(t)      Subsidiary Public Offering. If, after or otherwise in connection with consummation of a Subsidiary Public Offering, the Company distributes or otherwise transfers all or part of securities of such Subsidiary to members of the Company, then such securities will be treated in the same manner as (but excluding any “preferred” features of the Units with respect to which they were distributed) the Units with respect to which they were distributed for purposes of Sections 1, 2, 3, and 4.

(u)      Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, facsimile, portable document format (.pdf), or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties hereto. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(v)      No Third-Party Beneficiaries. Except as expressly provided herein, no term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Investment and Director Compensation Agreement as of the date first above written.

MARAVAI LIFE SCIENCES HOLDINGS, LLC

By:	/s/ Carl Hull
Name:	Carl Hull
Its:	Chief Executive Officer

RIVERROAD CAPITAL PARTNERS, LLC

By:	/s/ Gregory T. Lucier
Name:	Gregory T. Lucier
Its:	Managing Director

/s/ Gregory T. Lucier
Gregory T. Lucier

By it signature above, RiverRoad also hereby agrees (a) to be a party to and to be bound by the LLC Agreement, the Registration Rights Agreement and the Securityholders Agreement and (b) that the Director Securities issued hereunder shall be subject to the restrictions and obligations applicable thereto contained in the LLC Agreement, the Registration Rights Agreement and the Securityholders Agreement. This signature page shall constitute a counterpart signature page to the LLC Agreement, the Registration Rights Agreement and the Securityholders Agreement, and RiverRoad shall be bound by and shall comply with (i) the provisions of the LLC Agreement, including the power of attorney granted in Section 13.1 of the LLC Agreement, as a Unitholder and Additional Unitholder, (ii) the Registration Rights Agreement as an Other Securityholder and (iii) the Securityholders Agreement as an Other Securityholder, in each case, in the same manner as if RiverRoad were an original signatory to such agreements.

Signature Page to Investment and Director Compensation Agreement

Each Investor, by signing below, acknowledges and accepts the rights granted to it as a third party beneficiary of this Agreement under Sections 3, 9, and 10 hereof as set forth therein and no Investor shall have any liability or obligation under this Agreement as a result of its signature below:

THE INVESTORS:

GTCR FUND XI/B LP

By:	GTCR Partners XI/B LP
Its:	General Partner

By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Constantine S. Mihas
Name:	Constantine S. Mihas
Its:	Principal

GTCR/MARAVAI SPLITTER LP

By:	GTCR Partners XI/B LP
Its:	General Partner

By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Constantine S. Mihas
Name:	Constantine S. Mihas
Its:	Principal

GTCR CO-INVEST XI LP

By:	GTCR Investment XI LLC
Its:	General Partner

By:	/s/ Constantine S. Mihas
Name:	Constantine S. Mihas
Its:	Principal

Signature Page to Investment and Director Compensation Agreement